UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2013

Kennametal Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania		15650-0231
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:

(724) 539-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 5, 2013, Kennametal Inc. (the “Company”) and Kennametal Europe GmbH, a Switzerland limited liability company and wholly-owned foreign subsidiary of the Company (“Kennametal Europe”) entered into that certain Amendment No. 2 to the Third Amended and Restated Credit Agreement (the “Amendment”) with Bank of America N.A., London Branch (as Euro Swingline Lender), Bank of America, N.A. (as Administrative Agent, Issuing Lender and Swingline Lender) and the Lenders from time to time party thereto. Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Amendment amends the Company’s Third Amended and Restated Credit Agreement dated as of June 25, 2010 (the “Original Credit Agreement”), among the Company, Kennametal Europe, Bank of America, N.A., London Branch (as Euro Swingline Lender), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Syndication Agents), Citizens Bank of Pennsylvania and Bank of Tokyo-Mitsubishi UFJ Trust Company (as Co-Documentation Agents), Bank of America, N.A. (as the Administrative Agent), and the other lenders identified therein, as amended by that certain Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated as of October 21, 2011 (“Amendment No. 1”), among the Company, Kennametal Europe, Bank of America, N.A., London Branch (as Euro Swingline Lender), Bank of America, N.A. (as Administrative Agent, Issuing Lender and Swingline Lender) and the several banks and other financial institutions or entities from time party thereto (the Original Credit Agreement, as amended by Amendment No. 1, the “Credit Agreement”). The Credit Agreement was set to terminate on October 21, 2016.

The Amendment amends the Credit Agreement by amending the definition of Eurocurrency Base Rate, extending the term of the Credit Agreement to April 5, 2018, and by making other conforming changes to the Credit Agreement to reflect these amendments. The Amendment also provides for an updated Schedule of the individual lenders commitments to the Credit Agreement. Except as expressly provided in the Amendment, all of the terms, conditions and provisions of the Credit Agreement and other Loan Documents remain unchanged.

In addition to the Amendment, the Company and certain of its subsidiaries have and in the future may from time to time engage in ordinary course banking and financial activities with some of the lenders party to the Amendment (or their affiliates) and pay fees to such persons. Similarly, as described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012, the Company and certain of its subsidiaries have in the past entered and may enter into foreign currency and interest rate hedging arrangements with counterparties. Existing counterparties include and future counterparties may include one or more of the lenders party to the Amendment (or their affiliates).

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.

The Amendment is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amendment are made solely for purposes of the Amendment and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Amendment, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amendment No. 2, dated as of April 5, 2013, to the Third Amended and Restated Credit Agreement by and among Kennametal Inc., Kennametal Europe GmbH, Bank of America, N.A., Bank of America N.A., London Branch, PNC Bank, National Association, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citizens Bank of Pennsylvania, Mizuho Corporate Bank, Ltd., HSBC Bank USA, N.A., U.S. Bank National Association, Commerzbank AG, New York and Grand Cayman Branches, The Huntington National Bank, Compass Bank and First Commonwealth Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: April 9, 2013	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated as of April 5, 2013, to the Third Amended and Restated Credit Agreement by and among Kennametal Inc., Kennametal Europe GmbH, Bank of America, N.A., Bank of America N.A., London Branch, PNC Bank, National Association, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citizens Bank of Pennsylvania, Mizuho Corporate Bank, Ltd., HSBC Bank USA, N.A., U.S. Bank National Association, Commerzbank AG, New York and Grand Cayman Branches, The Huntington National Bank, Compass Bank and First Commonwealth Bank.